Exhibit 10.3

AMENDMENT NO. 5

TO

LOAN AND SECURITY AGREEMENT

This Amendment No. 5 to Loan and Security Agreement (this “Amendment”) is dated as of August 1, 2018 and is entered into by and among (a) (i) PARATEK PHARMACEUTICALS, INC. (“Inc.”), a Delaware corporation, and (ii) PARATEK PHARMA, LLC, a Delaware limited liability company (“LLC”; and, together with Inc. and any of their respective subsidiaries, hereinafter collectively referred to as the “Borrower”), (b) (i) HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership, (ii) HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership, (iii) HERCULES CAPITAL, INC., a Maryland corporation, and (iv) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.  Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of September 30, 2015, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of November 10, 2015, among Borrower, Agent and Lender, as amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of December 12, 2016, among Borrower, Agent and Lender, as amended by that certain Amendment No. 3 to Loan and Security Agreement dated as of June 27, 2017, among Borrower, Agent and Lender, and as further amended by that certain Amendment No. 4 to Loan and Security Agreement dated as of April 17, 2018, among Borrower, Agent and Lender (as amended, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.  Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.  Amendments.

1.1  The Loan Agreement shall be amended by (i) deleting the “.” appearing at the end of Recital B and inserting in lieu thereof “;”, and (iii) inserting the following new provisions to appear as Recitals C and D thereof:

“C.  Borrower has requested Lender to make available to Borrower 2018 Term Loan Advances in an aggregate principal amount of up to Thirty Million Dollars ($30,000,000) (the “2018 Maximum Term Loan Amount”); and

  D.  Lender is willing to make the 2018 Term Loan Advances on the terms and conditions set forth in this Agreement.”

1.2  The Loan Agreement shall be amended by inserting the following new definitions to appear in proper alphabetical order in Section 1.1 thereof (Definitions and Rules of Construction):

“2015 End of Term Charge” shall have the meaning assigned to such term in Section 2.5.

“2016 End of Term Charge” shall have the meaning assigned to such term in Section 2.5.

“2017 End of Term Charge” shall have the meaning assigned to such term in Section 2.5.

“2018 Amortization Date” means September 1, 2020; provided, however, that if Milestone Event No. 1 occurs prior to [August 31, 2020], the 2018 Amortization Date shall mean March 1, 2021; provided however, that if Milestone Event No. 2 occurs prior to February 28, 2021, the 2018 Amortization Date shall mean September 1, 2021.

“2018 End of Term Charge” shall have the meaning assigned to such term in Section 2.5.

“2018 Maximum Term Loan Amount” shall have the meaning assigned to such term in the preamble to this Agreement.

“2018 Term A Loan Advance” shall have the meaning assigned to such term in Section 2.1.1(a).

“2018 Term B Loan Advance” shall have the meaning assigned to such term in Section 2.1.1(a).

“2018 Term C Loan Advance” shall have the meaning assigned to such term in Section 2.1.1(a).

“2018 Term Loan Advance” and “2018 Term Loan Advances” shall have the meaning assigned to such terms in Section 2.1.1(a).

“2018 Term Loan Interest Rate” means for any day, a floating per annum rate equal to the greater of either (a) 7.85%, or (b) the sum of (i) 7.85%, plus (ii) the Prime Rate minus five and three quarters of one percent (5.75%).

“2018 Term Loan Maturity Date” means August 1, 2022.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Blocked Person” means any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Draw Period B” means the period of time commencing upon the occurrence of the Funding Condition and continuing through the earliest to occur of (a) June 30, 2020, or (b) an Event of Default.

“Draw Period C” means the period of time commencing upon the occurrence of the Funding Condition and continuing through the earliest to occur of (a) June 30, 2021 or (b) an Event of Default.

“Established Prepayment Date” means (i) with respect to the Term Loan Advances, January 1, 2019; provided, however, that if the Borrower achieves the Interest Only Period Extension Event, the Prepayment Date shall mean January 1, 2020, and (ii) with respect to the 2018 Term Loan Advances, January 1, 2020.

“Fifth Amendment Closing Date” means August 1, 2018.

“Fifth Amendment Facility Charge” means Fifty Thousand Dollars ($50,000.00).

“Forecast” means the projections for Borrower and its consolidated Subsidiaries, as delivered and accepted by Agent on June 1, 2018; provided that Borrower may from time to time update such projections, pursuant to Section 7.1(g) hereof or otherwise, with projections prepared in good faith by management if Borrower and Agent shall mutually agree in their respective sole discretion.

“Funding Condition” means the occurrence of all of the following: (a) Borrower has requested a 2018 Term Loan Advance, (b) Lender has received all necessary internal and credit approvals for such 2018 Term Loan Advance (based upon amongst other things, commercial traction, additional clinical, fundraising, and/or business development milestones), (c) Borrower has delivered financial and other information required by Lender, which shall be satisfactory to Lender in its sole discretion, (d) no Event of Default exists at the time the requested increase is to go into effect or would exist as a result of such 2018 Term Loan Advance, and (e) Lender has provided written approval in its sole discretion that such 2018 Term Loan Advance shall be made.  For clarity, upon satisfaction of each of the conditions in (a) through (d), the determination of whether to provide any such 2018 Term Loan Advance shall be in Lender’s sole discretion and shall in no event occur automatically.

“Milestone Event No. 1” means confirmation by Agent that, on or prior to August 15, 2020, Borrower has delivered to Agent, evidence reasonably satisfactory to Agent, that Borrower has achieved trailing six (6) month net revenue (determined in accordance with GAAP) from the sale of its Omadacycline product of no less than eighty-five percent

(85.0%) of the projected Omadacycline product net revenues measured as of June 30, 2020, as set forth in the Forecast.

“Milestone Event No. 2” means confirmation by Agent that, on or prior to February 15, 2021, Borrower has delivered to Agent, evidence reasonably satisfactory to Agent, that Borrower has achieved trailing twelve (12) month net revenue (determined in accordance with GAAP) from the sale of its Omadacycline product of no less than eighty-five percent (85.0%) of the projected Omadacycline product net revenues measured as of December 31, 2020, as set forth in the Forecast.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

1.3  The Loan Agreement shall be amended by deleting the following definitions appearing in Section 1.1 thereof (Definitions and Rules of Construction) and inserting in lieu thereof the following:

“Advance(s)” means a Term Loan Advance or a 2018 Term Loan Advance.

“Amortization Date” means January 1, 2019; provided, however, that if the Borrower achieves the Interest Only Period Extension Event prior to December 31, 2018, the Amortization Date shall mean January 1, 2021.

“Ineligible Subsidiary” means any Domestic Subsidiary or Foreign Subsidiary which has assets not in excess of five percent of the aggregate amount of the assets of Borrower and its Subsidiaries on a consolidated basis for each of the preceding three consecutive months; provided that at no time shall the aggregate amount of Cash held at Ineligible Subsidiaries, taken as a whole, exceed $5,000,000; provided however, if the aggregate amount of Cash held at Ineligible Subsidiaries, taken as a whole, exceeds the foregoing limitation as a result of their (or its) receipt of Cash otherwise received in the ordinary course from an unaffiliated party, it will not be deemed a breach of the foregoing limitation so long as the applicable Ineligible Subsidiaries make necessary dividends, distributions, or transfers to Borrower within 30 days after the date on which such Cash was received.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets of, a commercial-stage product or clinical-stage product candidate of, or a line of business, division or operating group of, another Person.

“Prepayment Fee Percentage” is (a) with respect to the First Term Loan Advance and each Second Term Loan Advance, two percent (2.0%), (b) with respect to the Third Term Loan Advance and the Fourth Term Loan Advance, one percent (1.0%), and (c) with respect to the 2018 Term Loan Advances, two and one-half of one percent (2.5%).

“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the aggregate unpaid principal amount of the Advances then outstanding.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrants), including any obligation to pay any amount now owing or later arising (including, without limitation, the End of Term Charge, the 2018 End of Term Charge, and the Prepayment Charge).

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance and/or a 2018 Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Maturity Date” means September 1, 2020; provided, however, that if the Borrower achieves the Interest Only Period Extension Event prior to December 31, 2018, the Term Loan Maturity Date shall mean September 1, 2021.

“Warrants” means (i) the Warrant Agreement dated as of even date hereof by and between Hercules Technology II, L.P. and Inc., (ii) the Warrant Agreement dated as of even date hereof by and between Hercules Technology III, L.P. and Inc., (iii) the Warrant Agreement dated as of the Second Amendment Closing Date by and between Hercules Technology II, L.P. and Inc., (iv) the Warrant Agreement dated as of the Second Amendment Closing Date by and between Hercules Technology III, L.P. and Inc., (v) the Additional Warrants, if any, and (v) the Warrant Agreement dated as of the Fifth Amendment Closing Date by and between Hercules Capital, Inc. and Inc., in each case, as may be amended, restated or modified from time to time.

1.4  The Loan Agreement is amended by deleting the definition of “End of Term Charge Percentage” appearing in Section 1.1 thereof (Definitions and Rules of Construction) in its entirety.

1.5  The Loan Agreement shall be amended by deleting Section 2.1(d) thereof (Payment) in its entirety and inserting in lieu thereof the following:

“(d)  Borrower will pay interest on each Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date.  Commencing on the Amortization Date, and continuing on the first (1st) Business Day of each month thereafter, until the Secured Obligations are repaid, Borrower shall repay the aggregate principal balance of Term Loan Advances that are outstanding on the day immediately preceding the Amortization Date in equal monthly installments of principal and interest (mortgage style).  The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the Term Loan Advances, shall be due and payable on Term Loan Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement; provided that, with respect to clause (i) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if Lender or Agent informs Borrower that Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lender or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or Lender, Borrower shall pay to Lender such amount in full in immediately available funds within three (3) Business Days.”

1.6  The Loan Agreement shall be amended by inserting the following new provision to appear as Section 2.1.1:

“2.1.1  2018 Term Loan.

(a)  2018 Term Advances.  Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make, in an amount not to exceed its respective 2018 Term Commitment, and Borrower agrees to draw, one (1) 2018 Term Loan Advance in an aggregate principal amount of Ten Million Dollars ($10,000,000) on the Fifth Amendment Closing Date (the “2018 Term A Loan Advance”).  Subject to the terms and conditions of this Agreement, during the Draw Period B, upon Borrower’s written request in accordance with this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to Fifty Thousand Dollars ($50,000.00), Lender will severally (and not jointly) make in an amount not to exceed its respective 2018 Term Commitment, one (1) 2018 Term Loan Advance in a principal amount of Ten Million Dollars ($10,000,000) (the “2018 Term B Loan Advance”).  Subject to the terms and conditions of this Agreement, during the Draw Period C, upon Borrower’s written request in accordance with this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to Fifty Thousand Dollars ($50,000.00), Lender will severally (and not jointly) make in an amount not to exceed its respective 2018 Term Commitment, one (1) 2018 Term Loan Advance in a principal amount of Ten Million Dollars ($10,000,000) (the “2018 Term C Loan Advance”).  The 2018 Term A Loan Advance, the 2018 Term B Loan Advance, and the 2018 Term C Loan Advance are hereinafter referred to singly as the “2018 Term Loan Advance” and collectively as the “2018 Term Loan Advances.”  The aggregate outstanding 2018 Term Loan Advances shall not exceed the 2018 Maximum Term Loan Amount.  Proceeds of any 2018 Term Loan Advance shall be deposited into an account that is subject to a first priority perfected security interest in favor of Agent perfected by an Account Control Agreement.

(b)  Advance Request.  To obtain a 2018 Term Loan Advance, Borrower shall complete, sign and deliver to Agent an Advance Request (at least three (3) Business Days before the Advance Date other than the Fifth Amendment Closing Date, which shall be at least one (1) Business Day).  Lender shall fund each 2018 Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such 2018 Term Loan Advance is satisfied as of the requested Advance Date.

(c)  Interest.  The principal balance of each 2018 Term Loan Advance shall bear interest thereon from such Advance Date at the 2018 Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The 2018 Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d)  Payment.  Borrower will pay interest on each 2018 Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date.  Borrower shall repay the aggregate 2018 Term Loan Advances principal balance that is outstanding on the day immediately preceding the 2018 Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the 2018 Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid.  The entire 2018 Term Loan Advances principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the 2018 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement; provided that, with respect to clause (i) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if Lender or Agent informs Borrower that Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lender or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or Lender, Borrower shall pay to Lender such amount in full in immediately available funds within three (3) Business Days.”

1.7  The Loan Agreement shall be amended by deleting the second sentence appearing in Section 2.2 thereof in its entirety and inserting in lieu thereof the following:

“If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows:  first, to the payment of the Secured Obligations consisting of the outstanding principal amount of the Term Loan Advances and the 2018 Term Loan Advances; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.”

1.8  The Loan Agreement shall be amended by deleting Section 2.4 thereof (Prepayment) in its entirety and inserting in lieu thereof the following:

“At its option, Borrower may at any time prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest with respect to the principal balance being prepaid, together with a prepayment charge equal to the following percentage of the Advance amount being repaid: subject to the second succeeding sentence, if such Advance amounts are prepaid prior to the Prepayment Date, the applicable Prepayment Fee Percentage of the then outstanding principal amount of each Advance being prepaid; and on or after the Established Prepayment Date, zero percent (0.0%) of the then outstanding amount of the Advances being prepaid (each, a “Prepayment Charge”). For the avoidance of doubt, any Advance amounts which are prepaid shall be applied to the outstanding principal amount of the Advances as directed by Borrower.  Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender (in its sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date and/or 2018 Term Loan Maturity Date, as applicable.”

1.9  The Loan Agreement shall be amended by deleting Section 2.5 thereof (End of Term Charge) in its entirety and inserting in lieu thereof the following:

“On the earliest to occur of (i) September 1, 2020, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender, with respect to each Term Loan Advance, charges equal to the sum of (a) One Million Eight Hundred Thousand Dollars ($1,800,000) (the “2015 End of Term Charge”), (b) Four Hundred Fifty Thousand Dollars ($450,000) (the “2016 End of Term Charge”), and (c) Two Hundred Twenty-Five Thousand Dollars ($225,000) (the “2017 End of Term Charge” and, together with the 2015 End of Term Charge and 2016 End of Term Charge, collectively, the “End of Term Charge”). On the earliest to occur of (i) the 2018 Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender, with respect to each 2018 Term Loan Advance, a charge equal to 6.95%, multiplied by the original principal amount of such 2018 Term Loan Advance extended by Lender (the “2018 End of Term Charge”). Notwithstanding the required payment date of such charge, the 2015 End of Term Charge shall be deemed earned by Lender as of the Closing Date, the 2016 End of Term Charge shall be deemed earned by Lender as of the Second Amendment Closing Date, the 2017 End of Term Charge shall be deemed earned by Lender as of the Third Amendment Closing Date and the 2018 End of Term Charge shall be deemed earned by Lender as of the Fifth Amendment Closing Date.”

1.10  The Loan Agreement shall be amended by deleting Section 2.7 thereof (Pro Rata Treatment) in its entirety and inserting in lieu thereof the following:

“Each payment (including prepayment) on account of any fee and any reduction of the Advances shall be made pro rata according to the Term Commitments and 2018 Term Commitments of the relevant Lender.”

1.11  The Loan Agreement shall be amended by inserting the following new paragraphs to appear at the end of Section 5.6 (Laws) thereof:

“Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to obtain such consent, approval or authorization, or make such declaration or filing or give such notice would not reasonably be expected to have a Material Adverse Effect.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person.  None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.  None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.”

1.12  The Loan Agreement shall be amended by inserting the following new provision to appear as Section 5.15 thereof:

“5.15  Foreign Subsidiary Voting Rights. No decision or action in any governing document of any Foreign Subsidiary (other than an Eligible Foreign Subsidiary) requires a vote of greater than 50.1% of the Equity Interests or voting rights of such Foreign Subsidiary.”

1.13  The Loan Agreement shall be amended by inserting the following sentence to appear at the end of Section 6.2 thereof:

“Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall deliver to Agent updated insurance certificates with respect to such policies within 30 days of such updates.”

1.14  The Loan Agreement shall be amended by inserting the following sentence to appear at the end of Section 6.3 thereof:

“This Section 6.3 shall survive the repayment of the Secured Obligations under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.”

1.15  The Loan Agreement shall be amended by deleting the following number appearing in Section 7.1(g): “60” and inserting in lieu thereof the following: “90”.

1.16  The Loan Agreement shall be amended by deleting Section 7.13 thereof (Subsidiary) in its entirety and inserting in lieu thereof the following:

“7.13  Subsidiary.  Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 30 days of formation, shall cause any such Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement.  In addition, Borrower shall cause any Ineligible Subsidiary that ceases to qualify as an Ineligible Subsidiary to execute and deliver to Agent a Joinder Agreement and grant and pledge to Agent a perfected security interest in the shares of such former Ineligible Subsidiary and execute and deliver any and all documents necessary in connection with such grant and pledge, each in form and substance acceptable to Agent.”

1.17  The Loan Agreement shall be amended by inserting the following new provisions to appear as Section 7.18, 7.19, 7.20 and 7.21 thereof:

“7.18  Financial Covenant - Minimum Cash/Net Revenue.  Prior to the occurrence of the Interest Only Period Extension Event, tested at all times, Borrower shall maintain unrestricted and unencumbered Cash in amount of at least Twenty-Five Million Dollars ($25,000,000.00) in an account that is subject to an Account Control Agreement in favor of Agent (“Minimum Cash Covenant”).  Upon the occurrence of the Interest Only Period Extension Event, Borrower shall either: (i) comply with the Minimum Cash Covenant, or (ii) achieve, calculated on a trailing six (6) month basis and tested as of the last day of each calendar quarter, net revenue (determined in accordance with GAAP) from the sale of its Omadacycline product of no less than eighty-five percent (85.0%) of the projected net revenues set forth in the Forecast.

7.19  Foreign Subsidiary Voting Rights. Borrower shall not, and shall not permit any Subsidiary, to amend or modify any governing document of any Foreign Subsidiary of Borrower (other than an Eligible Foreign Subsidiary) the effect of which is to require a vote of greater than 50.1% of the Equity Interests or voting rights of such entity for any decision or action of such entity.

7.20  Use of Proceeds.  Borrower agrees that the proceeds of the Advances shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes.  The proceeds of the Advances will not be used in violation of Anti-Corruption Laws or applicable Sanctions.”

7.21  Compliance with Laws.

Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respect with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required material governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business.

Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

Borrower shall implement and maintain policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, shall be in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

Borrower shall ensure that none of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.”

1.18  The Loan Agreement shall be amended by deleting Section 9.2 in its entirety and inserting in lieu thereof the following:

“9.2  Covenants.  Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 and 7.21), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than ten (10) days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 and 7.21 the occurrence of such default; or”

1.19  The Loan Agreement shall be amended by deleting Section 11.19 in its entirety and inserting in lieu thereof the following:

“11.19  Multiple Borrowers.

(a)  Borrower’s Agent.  Each of the Borrowers hereby irrevocably appoints Inc. as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from the Agent or any Lender.  The Agent may rely, and shall be fully protected in relying, on any request for the Term Loan, disbursement instruction, report, information or any other notice or communication made or given by Inc., whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.

(b)  Waivers.  Each Borrower hereby waives:  (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding.  Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations.  If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement.  Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c)  Consents.  Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion:  (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable.  Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations.  Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations.  Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d)  Independent Liability.  Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto.  Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.

(e)  Subordination.  All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.”

1.20  Exhibit F (Compliance Certificate) is hereby amended and restated in its entirety with the Exhibit F appearing as Schedule 1 hereto.

1.21  Schedule 1.1 is hereby amended and restated in its entirety with the Schedule 1.1 appearing as Schedule 2 hereto.

2.  Borrower’s Representations And Warranties.  Borrower represents and warrants that:

2.1  Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.

2.2  Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3  The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent and/or Lender on the Fifth Amendment Closing Date are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5  This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

2.6  As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations.

Borrower acknowledges that each of Agent and Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.  Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.  Limitation.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.  Effectiveness.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1  Amendment.  Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Lender and such other documents as Agent may reasonably request.

4.2  Warrant.  Each Lender shall have received the Warrant.

4.3  Borrowing Resolutions.  A certified copy of resolutions of Borrower’s Board evidencing approval of (i) this Amendment and other transactions evidenced by the Loan Documents; and (ii) the Warrant.

4.4  Certificates of Good Standing.  A certificate of good standing for each Borrower from its state of incorporation and similar certificates from all other jurisdictions in which such Borrower does business and where the failure to be qualified would have a Material Adverse Effect.

4.5  Fifth Amendment Facility Charge.  Borrower shall have paid to Agent the Fifth Amendment Facility Charge.

4.6  Payment of Lender Expenses.  Borrower shall have paid all reasonable and invoiced Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment.

5.  POST-CLOSING DELIVERABLES.  Borrower shall deliver to Agent, on or before thirty (30) days after the Fifth Amendment Closing Date (the “Post-Closing Delivery Date”), (i) certificates of insurance on the Acord 25 and Acord 28, (ii) endorsements to the Borrower’s property and liability policies, which endorsements shall name Agent as lender loss payee and additional insured, and (iii) copies of all insurance policies.

6.  Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may have actual knowledge of or be reasonably expected to know that they own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which Borrower has actual knowledge of or would reasonably be expected to know could now be asserted or shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.  Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

8.  Incorporation By Reference.  The provisions of Section 11 of the Loan Agreement, as amended hereby, shall be deemed incorporated herein by reference, mutatis mutandis.

              [Signature Page Follows]

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

PARATEK PHARMACEUTICALS, INC.

BORROWER:

PARATEK PHARMACEUTICALS, INC.

Signature:     /s/ Douglas W. Pagán

Print Name:   Douglas W. Pagán

Title:              Chief Financial Officer

PARATEK PHARMA, LLC.

Signature:     /s/ Douglas W. Pagán

Print Name:   Douglas W. Pagán

Title:              Chief Financial Officer

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:     /s/ Jennifer Choe

Print Name:   Jennifer Choe

Title:              Assistant General Counsel

LENDER:

HERCULES TECHNOLOGY II, L.P.,

a Delaware limited partnership

By: Hercules Technology SBIC Management, LLC,

its General Partner

By: HERCULES CAPITAL, INC.,

its Manager

Signature:     /s/ Jennifer Choe

Print Name:   Jennifer Choe

Title:              Assistant General Counsel

HERCULES TECHNOLOGY III, L.P.,

a Delaware limited partnership

By: Hercules Technology SBIC Management, LLC,

its General Partner

By: HERCULES CAPITAL, INC.,

its Manager

Signature:     /s/ Jennifer Choe

Print Name:   Jennifer Choe

Title:              Assistant General Counsel

HERCULES CAPITAL, INC.

Signature:     /s/ Jennifer Choe

Print Name:   Jennifer Choe

Title:              Assistant General Counsel

Schedule 1

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated September 30, 2015 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc., the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and Paratek Pharmaceuticals, Inc. and Paratek Pharma, LLC (individually and collectively, jointly and severally, the “Borrower”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of Borrower, knowledgeable of all Borrower financial matters, and is authorized to provide certification of information regarding Borrower; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, except as set forth below, (i) Borrower is in compliance for the period ending ___________ of all covenants, conditions and terms and (ii) hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties.  Attached are the required documents supporting the above certification.  The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

EXCEPTION(S):______________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days
Audited Financial Statements	FYE within 90 days

FINANCIAL COVENANT	REQUIRED	ACTUAL
Liquidity

Lesser of (i) one (1) times the outstanding Secured Obligations of Borrower to Lender or (ii) one hundred percent (100%) of all cash of Borrower and its Subsidiaries (other than cash held in (a) Excluded Accounts or (b) other accounts in an aggregate amount not in excess of One Hundred Thousand Dollars ($100,000.00)).

Minimum Cash (prior the occurrence of the Interest Only Period Extension Event)	($25,000,000) in an account subject to an Account Control Agreement in favor of Agent, tested at all times
Minimum Cash/Net Revenue (after the occurrence of the Interest Only Period Extension Event)

Either (i) ($25,000,000) in an account subject to an Account Control Agreement in favor of Agent, tested at all times, or (ii) achieve, calculated on a trailing six (6) month basis and tested as of the last day of each calendar quarter, net revenue (determined in accordance with GAAP) from the sale of its Omadacycline product of no less than eighty-five percent (85.0%) of the projected net revenues set forth in the Forecast.

INELIGIBLE SUBSIDIARIES
Name of Ineligible Subsidiary	Value of Assets	Annual Revenue

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7

BORROWER SUSIDIARY / AFFILIATE COMPANY Name/Address
1
2
3
4
5
6
7

Very Truly Yours,

PARATEK PHARMACEUTICALS, INC.

By:   _______________________________

Name:   _____________________________

Title:   ______________________________

PARATEK PHARMA, LLC

By:   _______________________________

Name:   _____________________________

Title:   ______________________________

Schedule 2

SCHEDULE 1.1

COMMITMENTS

TERM LOAN ADVANCES

LENDER	TERM COMMITMENT
HERCULES TECHNOLOGY II, L.P.	$10,000,000
HERCULES TECHNOLOGY III, L.P.	$20,000,000
HERCULES CAPITAL, INC.	$30,000,000
TOTAL COMMITMENTS	$60,000,000

2018 TERM LOAN ADVANCES

LENDER	TRANCHE	TERM COMMITMENT
HERCULES CAPITAL, INC.	2018 Term A Loan	$10,000,000
HERCULES CAPITAL, INC.	2018 Term B Loan	$10,000,000*
HERCULES CAPITAL, INC.	2018 Term C Loan	$10,000,000*
TOTAL COMMITMENTS		$30,000,000

*Funding of the 2018 Term B Loan Advance and Term C Loan Advance is in Lender’s sole discretion.

(27955.50)

2346924.6\27955.00050